Exhibit (a)(1)(C)
U.S. DECLARATION OF TENDER
To Tender Bearer Shares
With No Par Value
of
Schering Aktiengesellschaft
Pursuant to the Offer Document published on November 30, 2006
By
Bayer Schering GmbH
(formerly Dritte BV GmbH)
a wholly owned subsidiary of
Bayer Aktiengesellschaft

INITIAL TENDER PERIOD: NOVEMBER 30, 2006 UNTIL DECEMBER 29, 2006
THE INITIAL TENDER PERIOD (AS DEFINED IN THE OFFER DOCUMENT) AND THE TIME PERIOD TO EXERCISE WITHDRAWAL RIGHTS WILL EXPIRE ON FRIDAY, DECEMBER 29, 2006 (MIDNIGHT FRANKFURT AM MAIN (FEDERAL REPUBLIC OF GERMANY) LOCAL TIME (“FRANKFURT TIME”), 6:00 P.M. NEW YORK (U.S.A.) LOCAL TIME (“NEW YORK TIME”)).
A SUBSEQUENT TENDER PERIOD (AS DEFINED BELOW) WITHOUT WITHDRAWAL RIGHTS WILL CONTINUE IMMEDIATELY FROM THE EXPIRATION OF THE INITIAL TENDER PERIOD AND EXPIRE ON WEDNESDAY, JANUARY 24, 2007 (MIDNIGHT FRANKFURT TIME, 6:00 P.M. NEW YORK TIME), UNLESS THEREAFTER EXTENDED.
U.S. HOLDERS OF SHARES (AS DEFINED BELOW) TENDERING THEIR SHARES THROUGH THE U.S. SETTLEMENT AGENT AND TENDERING HOLDERS OF ADSs (AS DEFINED BELOW) WILL HAVE THE RIGHT TO WITHDRAW THEIR TENDER DURING THE INITIAL TENDER PERIOD. THERE WILL BE NO WITHDRAWAL RIGHTS DURING THE SUBSEQUENT TENDER PERIOD.

The U.S. Settlement Agent for the Offer is:
By facsimile transmission to 1-212-815-6433
To confirm facsimile transmission only: 1-212-815-6212

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286 – 1248	The Bank of New York Tender & Exchange Department 101 Barclay Street – 11W New York, NY 10286	The Bank of New York Tender & Exchange Department 101 Barclay Street – 11W Receive & Deliver Window – Street Level New York, NY 10286
This letter is only for holders of Shares resident in the United States (the “U.S. Shareholders”) who wish to tender their Shares through The Bank of New York, as U.S. settlement agent (the “U.S. Settlement Agent”). U.S. Shareholders may also tender their Shares directly through their Custodian Institution into the Offer as it is being conducted and settled pursuant to applicable German law in Germany. Please contact your Custodian Institution for further information on how to tender your Shares through it.
     Delivery of this U.S. Declaration of Tender (as defined below) to an address other than as set forth above will not constitute a valid delivery. You must sign this U.S. Declaration of Tender where indicated below and complete the substitute W-9 provided below.
     THE INSTRUCTIONS CONTAINED WITHIN THIS U.S. DECLARATION OF TENDER SHOULD BE READ CAREFULLY BEFORE THIS U.S. DECLARATION OF TENDER IS COMPLETED.
     U.S. SHAREHOLDERS WILL BE ENTITLED TO ELECT TO RECEIVE PAYMENT IN U.S. DOLLARS OR EUROS. HOLDERS WHO DO NOT MAKE AN ELECTION WILL RECEIVE PAYMENT IN U.S. DOLLARS.

DESCRIPTION OF SCHERING SHARES TENDERED

Name(s), Address(es) and Daytime	Number of Shares Tendered
Telephone Number(s) of Registered Holder(s)	(Attach additional list if necessary)

      PLEASE FILL IN BELOW THE REQUIRED INFORMATION REGARDING THE TENDERED SHARES BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE CLEARSTREAM BANKING AG (“CLEARSTREAM”) ACCOUNT NUMBER 7001 (BHF-BANK AKTIENGESELLSCHAFT, FRANKFURT AM MAIN) FOR THE ACCOUNT OF THE BANK OF NEW YORK (NUMBER 0300662189 ENTITLED “SCHERING SHARES”):
     Name of Tendering Institution

     Clearstream Participant Number

     Transaction Code No.

      This declaration of tender (the “U.S. Declaration of Tender”) may only be completed by holders of bearer shares with no par value (the “Shares”) of Schering Aktiengesellschaft (“Schering”), a German stock corporation, who are resident in the United States (“U.S. Shareholders”).
      Delivery of Shares tendered hereby is to be made by book-entry transfer to the Clearstream account number 7001 (BHF-Bank Aktiengesellschaft, Frankfurt am Main) for the account of The Bank of New York (account number 0300662189 entitled “Schering Shares”), pursuant to the procedures described in Section 5 of the Offer Document dated November 30, 2006 (the “Offer Document”).
      Upon the delivery by the tendering U.S. Shareholder of this U.S. Declaration of Tender to the U.S. Settlement Agent and the tendered Shares in accordance with the previous paragraph, such U.S. Shareholder will be deemed, without any further action by the U.S. Settlement Agent, to have offered to sell and transfer ownership of such tendered Shares to the Bidder, subject to the terms and conditions as described in the Offer Document and this U.S. Declaration of Tender.
      Tender of Shares represented by American Depositary Shares (“ADSs”) into the Offer cannot be made by means of this U.S. Declaration of Tender. If you hold ADSs, you may obtain an ADS Letter of Transmittal from Innisfree M&A Incorporated (the “Information Agent”). See Instruction 8 of this U.S. Declaration of Tender.
      In accordance with German law, holders of Shares, including those represented by ADSs, will be entitled to tender into the Offer during the Subsequent Offer Period commencing immediately upon expiration of the Initial Tender Period and expiring on Wednesday, January 24, 2007 (midnight Frankfurt Time, 6:00 p.m. New York Time), unless thereafter extended.
      Your bank, broker or financial advisor can assist you in completing this U.S. Declaration of Tender. The instructions included with this U.S. Declaration of Tender must be followed. Questions and requests for assistance or for additional copies of the Offer Document and this U.S. Declaration of Tender may be directed to the Information Agent at the address and telephone numbers indicated below.

NOTE:	SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
U.S. DECLARATION OF TENDER CAREFULLY.
Ladies and Gentlemen:
      The undersigned hereby tenders to the U.S. Settlement Agent, in accordance with the terms set forth in this U.S. Declaration of Tender, the above-described Shares, pursuant to the offer (together with any amendments or supplements thereto, the “Offer”) made by Bayer Schering GmbH (formerly Dritte BV GmbH), a limited liability company organized under the laws of Germany (the “Bidder”) pursuant to § 305(1) of the German Stock Corporation Act, to purchase from any shareholder (other than the Bidder and Schering AG with respect to its holding of treasury shares) (the “unaffiliated shareholders”) of Schering at such unaffiliated shareholder’s request, its Shares, including those represented by ADSs, at a purchase price of EUR 89.00 per Share plus an additional payment of EUR 0.36 per Share in cash (the sum of EUR 89.36 per Share being referred to herein as the “Offer Price”), plus interest at the rate described below (the Offer Price plus interest thereon being referred herein as the “Offer Consideration”), upon the terms and subject to the conditions described in the Offer Document. As required under §305(3) Sentence 3 of the German Stock Corporation Act, the Bidder will pay to all unaffiliated shareholders who tender into this Offer interest on the Offer Price from and including October 28, 2006 until (and including) the business day preceding the date of settlement at a rate of 2% plus the base rate (as defined in §247 of the German Civil Code (BGB)) per annum prevailing from time to time. Any amount of interest so payable will be reduced by any guaranteed fixed annual dividend payments made to unaffiliated shareholders. As of the date of the Offer Document, the applicable base rate, which is adjusted bi-annually, is 1.95% per annum.
      The undersigned hereby instructs the U.S. Settlement Agent to tender the Shares delivered herewith into the Offer on behalf of the undersigned and hereby acknowledges that if this U.S. Declaration of Tender is delivered, and the Custodian Institution who holds Shares tenders Shares as described in this U.S. Declaration of Tender, the undersigned will be deemed to have caused the delivery of such Shares and to have agreed (a) to be bound by the terms and conditions of the Offer with respect to the Shares so transferred and (b) that the Bidder and the U.S. Settlement Agent may enforce such agreement against the undersigned’s Custodian Institution and against the undersigned, subject to the right of withdrawal set out in Section 12 of the Offer Document and otherwise subject to the terms and conditions of the Offer as described in the Offer Document and this U.S. Declaration of Tender.
      The undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidder all right, title and interest in and to all the Shares being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional Shares) and rights declared, paid or distributed in respect of such Shares or securities on or after the settlement of the Offer (collectively, “distributions”) and irrevocably appoints the U.S. Settlement Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the U.S. Settlement Agent is also acting as the agent of the Bidder in connection with the Offer, with respect to such Shares and the distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (a) to transfer Shares and any distributions to Clearstream Banking AG account number 7001 (BHF-Bank Aktiengesellschaft, Frankfurt am Main) for the account of The Bank of New York (account number 0300662189), on behalf of the U.S. Settlement Agent, at Clearstream, together, in any such case, with all accompanying evidences of transfer and authenticity to the U.S. Settlement Agent or upon the order of the U.S. Settlement Agent, in each case, acting upon the instruction of the Bidder, (b) to instruct Clearstream to transfer ownership of such Shares on the account books maintained with respect to the Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Bidder, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities) and any distributions, all in accordance with the terms and conditions of the

Offer. At such time, the undersigned shall have no further rights with respect to the tendered Shares, except that the undersigned shall have a right to receive from the Bidder the Offer Consideration in accordance with the Offer.
      By executing this U.S. Declaration of Tender, the undersigned hereby irrevocably appoints each designee of the Bidder or one or more of its affiliates as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of Schering’s shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, in each case with respect to all of the Shares (and any and all distributions) tendered hereby and accepted for payment by the Bidder. This appointment will be effective if and when, and only to the extent that, the Bidder accepts the tendered Shares for payment. The Bidder accepts the Shares for payment, without any further action, in the case of a tender during the Initial Tender Period (if the undersigned has not effectively withdrawn its tender by such time), immediately upon expiration of the Initial Tender Period, and in the case of a tender during the Subsequent Tender Period, immediately. This power of attorney and proxy are irrevocable and are granted in consideration of the obligation of the Bidder to pay for the Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to the Shares (and with respect to any and all distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).
      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all distributions and that, when the Shares are accepted for payment by the Bidder, the Bidder will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Settlement Agent or the Bidder to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all distributions. In addition, the undersigned shall remit and transfer promptly to the U.S. Settlement Agent for the account of the Bidder all distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Bidder shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire Offer Consideration for the Shares tendered hereby or deduct from such Offer Consideration the amount or value of such distribution as determined by the Bidder in its sole discretion.
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer Document, this tender is irrevocable.
      The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 5 of the Offer Document and in the Instructions hereto will constitute a binding agreement between the undersigned and the Bidder upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the Offer Consideration is amended, the price to be paid to the undersigned will be the amended Offer Consideration notwithstanding the fact that a different price is stated in this U.S. Declaration of Tender.
      The undersigned hereby instructs the Bidder and the U.S. Settlement Agent to (i) issue the check for the Offer Consideration (all payments will be made in U.S. dollars, unless the box electing payment in Euros is checked below) for all of the Shares tendered hereby and purchased in the name(s) of the undersigned and (ii) mail the check for the Offer Consideration for all of the Shares tendered hereby to the undersigned at the address(es) shown below the undersigned’s signature(s).
      The Offer Consideration is EUR 89.36 per Share in cash, plus interest at the rate described in the Offer Document and this U.S. Declaration of Tender. The undersigned understands that it may elect to receive the Offer Consideration for the Shares in Euros or U.S. dollars by checking the appropriate box below under “Election to Receive Offer Consideration in Euros or U.S. Dollars.” If the box electing payment in U.S. dollars is checked, the Offer Consideration will be converted into U.S. dollars (i) with respect to the payment of the Offer Consideration for Shares tendered during the Initial Tender Period at the USD/ EUR “Bid”-rate published by WM/ Reuters on the date on which the custodian institution in Germany of the U.S. Settlement Agent receives the Offer Consideration for such Shares from the Bidder in Euros at 4:00 pm London, England, local time (“London Time”), and (ii) with respect to the payment of the Offer Consideration for Shares tendered during the Subsequent Tender Period, at the USD/ EUR “Bid”-rate published by WM/ Reuters at 4:00 pm London Time on the day prior to payment to the undersigned (unless on such day WM/ Reuters does not publish such the USD/ EUR “Bid”-rate, in which case the Offer Consideration will be converted into USD at the USD/ EUR “Bid”-rate published by WM/ Reuters at 4:00 pm London Time on the first day prior to payment to the undersigned on which such rate is available) (each a “Conversion Date”). If the undersigned tenders the Shares, but does not make an election as to whether to be paid in Euros or U.S. dollars, the undersigned will receive the Offer Consideration in U.S. dollars. The undersigned understands that the U.S. dollar/Euro exchange rate that is prevailing on the date on which the undersigned tenders Shares to the U.S. Settlement Agent may be different from the rate prevailing on the applicable Conversion Date. In all cases, tendering U.S. Shareholders not electing to receive the Offer Consideration in Euros will bear the risk of fluctuations in the U.S. dollar/ Euro exchange rate. Except as described above, none of Bayer Aktiengesellschaft, the Bidder or any of their respective advisors or agents shall have any responsibility with respect to the actual amount of cash consideration payable other than in Euros.
      This U.S. Declaration of Tender shall not be considered complete and valid, and payment in respect of tendered Shares in the Offer will not be made, until after timely receipt by Clearstream, for the account of the U.S. Settlement Agent, of tendered Shares and (ii) the U.S. Settlement Agent of a signed and completed U.S. Declaration of Tender and other required documents, as described in the Offer Document and this U.S. Declaration of Tender.
ELECTION TO RECEIVE OFFER CONSIDERATION IN EUROS OR U.S. DOLLARS

☐	Check box ONLY if you wish to receive all (but not part) of the amount of cash offer consideration to be paid by a check in Euros.

☐	Check box ONLY if you wish to receive all (but not part) of the amount of cash offer consideration to be paid by a check in U.S. dollars.
      If you elect to receive U.S. dollars or you do not make an election, payment will be made in U.S. dollars equal to the Euro amounts payable to you converted to U.S. dollars at the USD/EUR “Bid”- rate as reported by WM/ Reuters at 4:00 p.m. London Time on the applicable Conversion Date.

IMPORTANT
SIGN HERE
(Please Complete Substitute Form W-9 Included Herein)

X

X

Signature(s) of U.S. Shareholders

Dated

Name(s)

Capacity (Full Title)

(See Instruction 4)

Address

(Include ZIP Code)

Area Code and Telephone Number

Tax Identification or Social Security Number

(See Substitute Form W-9)
(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Share register(s) being tendered or on a security position listing or by person(s) authorized to become registered holder(s) by certificates, endorsements, stock powers and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

MEDALLION GUARANTEE OF SIGNATURE(S)
(If required — See Instructions 1)
FOR USE BY FINANCIAL INSTITUTIONS ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Authorized Signature(s)

Name

Name of Firm

Address

(Include ZIP Code)

Area Code and Telephone Number

Dated

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
      1. Guarantee of Signatures. No signature guarantee is required on this U.S. Declaration of Tender if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures on this U.S. Declaration of Tender must be Medallion guaranteed by an Eligible Institution.
      2. Requirements of Tender. U.S. Shareholders wishing to tender their Shares in the Offer pursuant to the procedure for tender by book-entry transfer set forth in Section 5 of the Offer Document must (a) deliver to the U.S. Settlement Agent at one of its addresses set forth herein, this U.S. Declaration of Tender properly completed and duly executed with any required Medallion signature guarantees and any other documents required by this U.S. Declaration of Tender and (b) instruct the Clearstream participant through which such U.S. Shareholders hold their Shares to deliver such Shares by means of book-entry transfer into the Clearstream account number 7001BHF-Bank Aktiengesellschaft, Frankfurt am Main, for the account of the U.S. Settlement Agent (account number 0300662189 entitled “Schering Shares”), in each case prior to the expiration of the Initial Tender Period or the Subsequent Tender Period, as the case may be.
      A valid tender will be deemed to have been received only when the U.S. Settlement Agent receives both a duly completed and signed U.S. Declaration of Tender and confirmation of book-entry transfer of the related Shares into its Clearstream account.
      The method of delivery of this U.S. Declaration of Tender and all other required documents, including delivery through Clearstream, is at the option and the risk of the tendering shareholder and the delivery will be deemed made only when actually received by the U.S. Settlement Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
      No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering U.S. Shareholders, by execution of this U.S. Declaration of Tender, waive any right to receive any notice of the acceptance of the Shares for payment.
      3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.
      4. Signatures on U.S. Declaration of Tender, Stock Powers and Endorsements. If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this U.S. Declaration of Tender.
      If any of the tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate U.S. Declarations of Tender as there are different registrations.
      If this U.S. Declaration of Tender is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Bidder of the authority of such person so to act must be submitted.
      5. Taxpayer Identification Number and Backup Withholding. United States federal income tax law generally requires that a holder of Shares whose tendered Shares are accepted for purchase must provide the U.S. Settlement Agent (as payor) with such holder’s correct Taxpayer Identification Number (“TIN”), or otherwise establish an exemption. If the U.S. Settlement Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding in an amount equal to 28% of the amount of the gross proceeds received pursuant to the Offer. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
      To prevent backup withholding, each tendering holder of Shares that is a U.S. person must provide such holder’s correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the holder that such holder is no longer subject to backup withholding. Such holder must also certify that such holder is a “U.S. person” as defined under the Internal Revenue Code and applicable Treasury regulations.
      If a holder of Shares that is a U.S. person does not have a TIN, such holder should check the box in Part 3 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If the holder does not provide such holder’s TIN to the U.S. Settlement Agent before payment is made, the U.S. Settlement Agent will apply backup withholding in an amount equal to 28% of the amount of the gross proceeds received by such holder pursuant to the Offer.
      If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for information on which TIN to report.
      Exempt holders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person should fill out the Substitute Form W-9 and write “exempt” below its TIN. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed applicable Form W-8BEN, W8ECI, W-8EXP or W-8IMY, “Certificate of Foreign Status,” as the case may be, signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the U.S. Settlement Agent or the IRS at its website: www.irs.gov.
      6. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer Document, this U.S. Declaration of Tender and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the address and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.
      7. Holders of ADSs. Holders of ADSs have been sent a form of ADS Letter of Transmittal with the Offer Document and may not tender into the Offer pursuant to this U.S. Declaration of Tender. If any holder of ADSs needs to obtain a copy of the form of ADS Letter of Transmittal, such holder should contact the Information Agent at the appropriate address and telephone numbers set forth in the Offer Document.
      8. Subsequent Tender Period. In accordance with German law, holders of Shares, including those represented by ADSs, will be entitled to tender into the Offer during the Subsequent Tender Period commencing immediately upon expiration of the Initial Tender Period and expiring on January 24, 2007, midnight Frankfurt Time/ 6:00 p.m. New York Time, unless thereafter extended. U.S. Shareholders will be entitled to tender their Shares using this U.S. Declaration of Tender during the Subsequent Tender Period.

IMPORTANT:
      THIS U.S. DECLARATION OF TENDER TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE U.S. SETTLEMENT AGENT PRIOR TO THE EXPIRATION OF THE INITIAL TENDER PERIOD OR THE SUBSEQUENT TENDER PERIOD, AS APPLICABLE, AND THE SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER PRIOR TO THE EXPIRATION OF THE INITIAL TENDER PERIOD OR THE SUBSEQUENT TENDER PERIOD, AS APPLICABLE.

PAYER’S NAME: The Bank of New York

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (TIN)	Part 1 — PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Name Social Security Number OR Employer Identification Number

Part 2 —
Certification — Under penalty of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
	(3) I am a U.S. person (including a U.S. resident alien).	Part 3 — ☐ Awaiting TIN

CERTIFICATE INSTRUCTIONS —
You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	SIGNATURE

DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date

Any questions or requests for assistance may be directed to the information agent at its address and telephone numbers set forth below. Requests for additional copies of the Offer Document or this U.S. Declaration of Tender may be directed to the Information Agent. U.S. Shareholders may also contact their custodian institutions, brokers, dealers, commercial banks or other nominees for assistance concerning the Offer.
The Information Agent for the Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
United States of America
1-877-717-3925 (toll free in the United States)
1-212-750-5833 (banks and brokers call collect)
The U.S. Settlement Agent for the Offer is:
By facsimile transmission to 1-212-815-6433
To confirm facsimile transmission only: 1-212-815-6212

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286 – 1248	By Overnight Delivery: The Bank of New York Tender & Exchange Department 101 Barclay Street – 11W New York, NY 10286	By Hand: The Bank of New York Tender & Exchange Department 101 Barclay Street – 11W Receive & Deliver Window – Street Level New York, NY 10286